EXHIBIT 99.6

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (888) 789-8409.

FORM OF NOTICE OF GUARANTEED DELIVERY FOR
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY PULSE BIOSCIENCES, INC.

Instructions for using this form:

This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [•], 2018 (the “Prospectus”) of Pulse Biosciences, Inc., a Delaware corporation (the “Company”), if a holder of the Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., Eastern Time, on [•], 2018 (the “Expiration Time”). Such form must be delivered by hand or sent first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

Each Subscription Right allows the holder thereof to subscribe for [•] shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

Payment of the initial subscription price of $[•] per full share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

The address of the Subscription Agent is as follows:

Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.
P.O. Box 1317
Brentwood, NY 11717-0718
Telephone Number: (888) 789-8409
Email Address: shareholder@broadridge.com

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of one or more Rights Certificate(s) representing the Subscription Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the basic subscription right to subscribe for __________ share(s) of Common Stock with respect to each of the Subscription Rights represented by such Rights Certificate(s), and (ii) exercise the over-subscription right relating to such Subscription Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of the Subscription Rights are available therefore, for an aggregate of up to __________ share(s) of Common Stock, subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the subscription price of $[•] per full share of Common Stock (the “Initial Price”) subscribed for pursuant to the basic subscription right and the over-subscription right must be received by the Subscription Agent prior to the Expiration Time. The undersigned further understands that if the [•] on the Expiration Time (the “Alternate Price”) is lower than the Initial Price, any excess subscription amounts paid by a subscriber will be put towards the purchase of additional shares in the rights offering (either towards your Basic Subscription Right, if available, or towards the Over-Subscription Right if you have already exercised your Basic Subscription Right in full). The undersigned represents that such payment, in the aggregate amount of $__________ either (check appropriate box):

☐	A – Is being delivered to the Subscription Agent herewith; or
☐	B – Has been delivered separately to the Subscription Agent in the manner set forth below (check the appropriate box and complete the information relating thereto):
	☐	1.
Uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders of Subscription Rights paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date)

	☐	2.	Certified Check
	☐	3.	Bank draft (cashier’s check)
	☐	4.	Money Order
	☐	5.	Wire Transfer

If you checked any of the above boxes in B, please provide the following additional information:

Name of Maker:	For Wire Transfers:
Date of check, draft or money order:	Name of transferor institution:
Check, draft or money order number:	Date of transfer:
Bank on which check is drawn or issuer or money order:	Confirmation number (if available):

Signature(s)	Address

Name(s) (Please print or type)	City, State and Zip Code

(Rights Certificate Number(s), if available)	Area Code and Telephone Number

GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned is (a) a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or (b) a commercial bank or trust company having an office or correspondent in the United States, or (c) a member of a Stock Transfer Association approved medallion program such as STAMP, SEMP or MSP, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, and guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated: _____________

(Address)	(Name of Firm)

(City, State and Zip Code)	(Signature)

(Area Code and Telephone Number)	(Name of Authorized Signatory) (Please print or type)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within three business days following the Expiration Time as described in the Prospectus. Failure to do so could result in a financial loss to such institution.

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